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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

                                  March 4, 2002

                                County Bank Corp
             Michigan Commission file number 0-17482 EIN 38-0746239
                      83 W. Nepessing St. Lapeer, MI 48446
                                 (810) 664-2977

Item 5.  Other events and Regulation FD Disclosure.
                                                          FOR IMMEDIATE RELEASE
                                                                  March 5, 2002
                                                     CONTACT:  Danielle Portice
                                                        (810) 664-2977 ext. 339

                                  NEWS RELEASE

         The Board of Directors of County Bank Corp, the holding company of Lapeer County Bank & Trust Co., declared a quarterly cash dividend of $.22 per share to shareholders of record March 15, 2002, payable March 29, 2002.

         President Curt Carter is pleased to announce that this dividend is the 146th consecutive cash dividend paid to shareholders.

         Through the end of December 2001, total assets have grown to $232,195,000 compared to 2000's $225,258,000. Earnings for the year 2001 were
$3,515,000, another record year. Earnings per share were $2.96 and shareholder equity reached $26,453,000.